Exhibit 99.1

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investor.relations@cott.com

COTT COMPLETES CLIFFSTAR ACQUISITION

TORONTO, ON and TAMPA, FL – August 17, 2010 — Cott Corporation (NYSE:COT; TSX:BCB) announced today that it has completed its previously announced acquisition of substantially all of the assets and liabilities of Cliffstar Corporation and its affiliated companies for U.S. $500 million in cash, subject to adjustments for working capital, indebtedness and certain expenses. Cliffstar is entitled to additional contingent earnout consideration of up to a maximum of U.S. $55 million, the first U.S. $15 million of which is payable upon the taking of substantial steps toward upgrades of certain expansion projects in 2010, and the remainder is based on the achievement of certain performance measures during the fiscal year ending January 1, 2011. Cliffstar is also entitled to U.S. $14 million of deferred consideration, which will be paid over a three-year period.

“The completion of the Cliffstar transaction is an important step for Cott,” said Jerry Fowden, Chief Executive Officer of Cott. “This combination is a strategic investment in the future as it makes Cott a more balanced and diversified private label supplier with a much broader product portfolio, a manufacturing infrastructure that is second to none in private label and improved growth prospects,” continued Fowden. “As we welcome the Cliffstar organization into Cott, we believe that together we can create shareholder value with significant synergies and provide our employees a brighter future while delivering enhanced opportunities for our retailer partners.”

Cott financed the acquisition through the closing of its previously announced private placement offering of up to U.S. $375 million in aggregate principal amount of 8.125% senior notes due 2018 (the “Note Offering”) and underwritten public offering of 13,340,000 shares (the “Equity Offering”) at a price of U.S. $5.60 per share (including the exercise of the underwriters’ over-allotment option for 1,740,000 shares). Cott financed the remainder of the purchase price through borrowings under its asset based lending facility, which Cott refinanced in connection with the Cliffstar acquisition to, among other things, provide for the acquisition of Cliffstar, the Note Offering and the application of net proceeds therefrom, the Equity Offering and the application of net proceeds therefrom and increase the amount available for borrowings to U.S. $275 million.

About Cott Corporation

The closing of the Cliffstar transaction makes Cott the world’s largest retailer brand beverage company. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 50 countries around the world.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes such statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements relating to Cott’s acquisition of Cliffstar. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this press release include, among others: (1) Cott’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of Cott; (2) in connection with the acquisition of Cliffstar, Cott has borrowed significant amounts and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which Cott might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (3) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Cliffstar, into Cott with no substantial adverse affect on the acquired entity’s or Cott’s operations, employee relationships, retailer relationships, customer relationships or financial performance; and (4) other risks and uncertainties indicated from time to time in Cott’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the year ended January 2, 2010 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.